SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  May 1, 2000
                                                          ------------

                              PC CONNECTION, INC.
                              -------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-23827                  02-0513618
         --------                   -------                 ------------
     (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)

          Route 101A, 730 Milford Road, Merrimack New Hampshire  03054
          -------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code:   (603)423-2000
                                                             -------------


                                 Not Applicable
         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

     On May 1, 2000, the Company issued a press release, which is attached herewith as Exhibit 99.1, announcing a three-for-two stock split of its outstanding shares of Common Stock to be effected in the form of a 50% stock dividend (the "Split"). The dividend will be distributed on May 23, 2000 (the "Dividend Distribution Date") to the Company's stockholders of record as of the close of business on May 12, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         ( c)  99.1 Press Release


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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 5, 2000             PC CONNECTION, INC.


                                   By:  /s/ Patricia Gallup
                                        ----------------------------
                                        Name:  Patricia Gallup
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                                 EXHIBIT INDEX



Exhibit Number       Description
--------------       ------------

  99.1               Press Release

                                                                EXHIBIT 99.1


               PC Connection Announces Three-for-Two Stock Split


MERRIMACK, NH--MAY 1, 2000--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of business computing solutions, today announced that at its April 28, 2000 meeting, the Board of Directors approved a three-for-two common stock split to be effected in the form of a 50% stock dividend. The dividend of one additional share of common stock for every two shares currently held by stockholders will be distributed on or about May 23, 2000 to the stockholders of record as of the close of business on May 12, 2000.

The stock dividend will increase the number of outstanding shares of the company's common stock from 16.0 million to 23.9 million shares. PC Connection's common stock closed at $47.85 on April 28, 2000.

Commenting on the stock split, Patricia Gallup, Chairman and Chief Executive Officer, said, "We believe PC Connection's expertise as a rapid-response provider of information technology products and solutions to the small-and medium-sized business market, positions us well for continued growth. The rise in our stock price over recent periods reflects the confidence of our stockholders, and the strong demand we continue to see for the products and services PC Connection offers."

Gallup continued, "We believe that the stock split will directly benefit shareholders by placing more shares in the market. The increased shares should further improve liquidity, help increase trading activity, and support our ongoing efforts to broaden the ownership of the company's common stock."

PC Connection, Inc. is a leading direct marketer of business computing solutions. The Company offers over 100,000 brand-name products through its staff of technically trained outbound sales account managers and catalog telesales representatives, its comprehensive Web sites at www.pcconnection.com and www.macconnection.com and its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222). Through its full-service Distribution and Custom-Configuration Center, PC Connection can deliver custom-configured computer systems overnight. Yahoo recently named PC Connection "the best place to shop for computers" and listed the Company's web sites among the 100 Best Sites on the Internet. In recognition of its role as a critical link between manufacturers of computer products and end users of these products, PC Connection was the only computer reseller on the 1999 list of the "Top 100 Technology Companies that are Changing the World" which appeared in PC Magazine. In addition, PC Connection has won PC World Magazine's prestigious "World Class Award" eight times over the past ten years, including 1999.


"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product availability and demand and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Risk Factors" in the Company's 1999 Form 10-K/A filed with the Securities and Exchange Commission for the year ended December 31, 1999. More specifically, the statements in this release concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to sustain its model of profitable growth and the expected benefits of the Company's electronic commerce strategy) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor relationships and support programs and the ability of the Company to hire and retain qualified sales account managers and other essential personnel.